Exhibit 5.1

Farmmi, Inc.

P. O. Box 31119

Grand Pavilion,

Hibiscus Way,

802 West Bay Road,

Grand Cayman,

KY1 - 1205

Cayman Islands

27 November 2019

Dear Sirs

RE: Farmmi, Inc. (the “Company”)

We have acted as Cayman Islands counsel to the Company to provide this legal opinion in connection with the Company’s post-effective amendment no. 1 to registration statement to Form F-1 on Form F-3, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission ”) under the United States Securities Act of 1933 (the “Act”), as amended (File No. 333-228677) (the “Registration Statement”) in respect of the to (i) conversion of the F-1 Registration Statement into a registration statement on Form F-3, and (ii) contain an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Form F-1. We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents and such other documents or instruments as we deem necessary:

1.1	The Certificate of Incorporation dated 28 July 2015 and the Amended and Restated Memorandum and Articles of Association of the Company as adopted by Special Resolution on 7 November 2018 (the “M&A”).

1.2	The written resolutions of the directors of the Company dated 1 November 2018 (the “Directors’ Resolutions”).

1.3	A Certificate of Good Incumbency issued by the Company’s Registered Office dated 25 November 2019 (the “Certificate of Incumbency”).

1.4	The Registration Statement.

2	Assumptions

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the factual confirmations contained in the Director’s Resolutions and the Certificate of Good Incumbency. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.2	All signatures, initials and seals are genuine.

2.3	There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Registration Statement.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.
3.2	The authorised share capital of the Company is US$20,000 divided into 20,000,000 Ordinary Shares of US$0.001 par value each.
3.3	The issue of the Shares to be issued by the Company as contemplated by the Registration Statement has been authorised, and when issued and paid for in the manner described in the Registration Statement and in accordance with the Directors’ Resolutions, such Shares will be legally issued, fully paid and non-assessable.

Except as explicitly stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

In this opinion, the phrase “non-assessable” means, with respect to the Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud).

To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Campbells

Campbells